                                                                   Exhibit 4(f)

$_____________ principal amount                            _____________________
of Debentures                                              the "Participant"


          INVESTMENT OPTION AGREEMENT, made as of this 29th day of March, 1989, among NATIONAL MEDICAL ENTERPRISES, INC. (the "Company'), NME PIP FUNDING 1, INC., a wholly owned subsidiary of the Company ("PIP Funding I"), and the above-named Participant.

          WHEREAS, the Participant is employed by the Company or one of its subsidiaries in a key capacity, and the Company desires to provide an incentive to the Participant to continue the Participant's employment and to work in the best interests of the Company's stockholders by offering the Participant the opportunity to make an investment that will increase the Participant's participation in the potential appreciation of the Company's Common Stock (the "Common Stock");

          WHEREAS, the Board of Directors of the Company has adopted the 1989 Performance Investment Plan (the "Plan") to be administered by a committee designated by the Company's Board of Directors (the "Committee"), and the Committee has designated the Participant as an eligible employee under the Plan;

          WHEREAS, in connection with the Plan, the Company is issuing and selling to PIP Funding I an issue of Convertible Subordinated Floating Rate Debentures due April 3, 1996 (the "Debentures"), which will be convertible into shares of the Company's Series B Convertible Preferred Stock (the "Convertible Preferred Stock"), which in turn will be convertible into shares of Common Stock; and

          WHEREAS, PIP Funding I has agreed to sell to the Participant an investment option to purchase from PIP Funding I a specified principal amount of the Debentures and the Participant has agreed to purchase such option from PIP Funding I.

          NOW, THEREFORE, in consideration of the foregoing and other good and valuable consideration, the sufficiency and receipt of which are hereby acknowledged, the parties hereto agree as follows:

         1.  Sale and Purchase of Option.  PIP Funding I hereby sells, and the
             ---------------------------
Participant hereby purchases, an investment option (the "Option") evidenced by this Investment Option Agreement entitling the Participant to purchase from PIP Funding I the principal amount of Debentures indicated at the top of the preceding page (the "Option Debentures"), at a purchase price equal to $100,000 per $105,264 principal amount of Option Debentures (the "Purchase Price"), plus interest, if any, on such Option Debentures. The Option Debentures may only be purchased in denominations of $105,264 or an integral multiple thereof.

         2.  Investment Option Amount for the Option.  Simultaneously with the
             ---------------------------------------
Participant's execution and delivery of this Investment Option Agreement, the Participant has delivered to PIP Funding I $5,264 per $105,264 principal amount of the Option Debentures, representing the purchase price of the Option (the "Investment Option Amount").

         3.  Restrictions on Exercise of the Option.
             --------------------------------------

      (a)    Vesting.  Except as otherwise provided herein, the Option may not
             -------
be exercised, in whole or in part, at any time prior to the second anniversary of the date of this Investment Option Agreement. Thereafter, the Option may be exercised beginning on the second anniversary of the date hereof with respect to 25% of the principal amount of the Option Debentures, and beginning on each of the third, fourth and fifth anniversaries of the date hereof with respect to an additional 25% of the principal amount of the Option Debentures.

        (b)  Accelerated Vesting.  Notwithstanding Section 3(a), but subject
             -------------------
to Sections 3(c) and 3(d), the Option shall vest in full and may be exercised immediately upon the occurrence of any Accelerated Vesting Event as defined in Exhibit A hereto.

        (c)  Expiration.  The Option may not be exercised after, and shall
             ----------
expire on, April 3, 1996 or such earlier date as is provided herein (the "Expiration Date").

        (d)  Securities Laws.  The Participant confirms that the Participant
             ---------------
will not make any distribution of Option Debentures purchased pursuant to any exercise of the Option, the Convertible Preferred Stock into which such Option Debentures are convertible or the Common Stock into which such Convertible Preferred Stock is convertible, in violation of applicable securities laws. Prior to the second anniversary of the date of this Investment Option Agreement (or as soon as practicable after any portion of the Option becomes exercisable, if earlier), the Company will file and cause to be declared effective a registration statement covering secondary offerings by the Participant of all Common Stock acquired or which may be acquired upon the conversion of Convertible Preferred Stock. In connection therewith, the Company will also cause such Common Stock to be listed on the New York Stock Exchange, if not already so listed. If the current market price of the Common Stock is below the conversion price applicable to the Convertible Preferred Stock at the time such filing of a registration statement is required, the Company may defer any such filing of a registration statement and listing until such time as the market price of the Common Stock is at least equal to such conversion price.

         4.  Repurchase of the Option.
             ------------------------

        (a)  Discretionary Repurchase.  At any time after April 3, 1994, PIP
             ------------------------
Funding I may repurchase the Option (and all other options outstanding under investment option agreements entered into pursuant to the Plan), in whole, 20 business days after notice to the Participant specifying PIP Funding I's determination to repurchase the Option and the date of repurchase. The repurchase shall be effected by paying the Participant an amount equal to the Investment Option Amount applicable to the unexercised portion of the Option, plus a premium (calculated as a percentage of such Investment Option Amount) of 41.9% if the repurchase date is during the 12-month period ending April 3, 1995 and 50.4% thereafter; provided, however, that the Participant shall have the
                      --------  -------
right to exercise the unexercised portion of the Option within 18 business days after the date of such notice. Upon repurchase, the then unexercised portion of the Option shall expire.

        (b)  Mandatory Repurchase.  (i) If there occurs a "Call Event" or an
             --------------------
"Acceleration Event" as such terms are defined in Exhibit A hereto, PIP Funding I shall repurchase the Option (and all other options outstanding under investment option agreements entered into pursuant to the Plan), in whole. PIP Funding I shall notify the Participant of such Call Event or Acceleration Event within 5 business days thereof and specify in such notice the repurchase date, which shall be 15 business days after the date of notice, and the repurchase price which shall be computed in accordance I with clause (ii) below. If there occurs a "Call Event" or an "Acceleration Event", the Option shall vest in full and the Participant shall have the right to exercise the unexercised portion of the Option within 13 business days after the date of PIP Funding I's notice thereof.

         (ii) The amount to be paid to Participant in the case of a repurchase of the Option in accordance with clause (i) above shall be equal to the Investment Option Amount applicable to the unexercised portion of the Option plus, in the case of a Call Event (but not an Acceleration Event), a Premium (calculated as a percentage of such Investment Option Amount) of 6.0% if repurchased on or before April 3, 1990 and thereafter the applicable premium (calculated as a Percentage of such Investment Option Amount) set forth below:

            Repurchase date during
     the 12-month period ending April 3              Premium
     ----------------------------------              -------
                     1991                             12.4%
                     1992                             19.1%
                     1993                             26.2%
                     1994                             33.8%
                     1995                             41.9%
                     1996                             50.4%

Upon repurchase, the then unexercised portion of the Option shall expire.

        (c)  Deferral of Repurchase.  If the Participant is a person subject
             ----------------------
to Section 16 of the Securities Exchange Act of 1934, as amended, by reason of being or having been an officer or director of the Company, the Participant may by notice to PIP Funding I elect to defer any repurchase until 15 business days after the end of such Participant's Section 16 holding period. To be effective, any such notice of election must be received by PIP Funding I not later than 3:00 P.M., Los Angeles time, on the second business day prior to the repurchase date specified by PIP Funding I. The repurchase price for any such deferred repurchase shall be computed in accordance with Section 4(a) or Section 4(b)(ii), as applicable.

        (d)  Repurchase following Expiration.  Unless repurchased pursuant to
             -------------------------------
section 4 (a), 4(b) or 4(c), PIP Funding I shall repurchase the Option, in whole, on the business day next following April 3, 1996 by paying the Participant an amount equal to the Investment Option Amount applicable to the unexercised portion of the Option.

         5.  Termination of Employment.
             -------------------------

        (a)  Death.  If the Participant dies while employed by the Company or
             -----
any of its subsidiaries, the Option shall continue in effect in accordance with its terms, and the beneficiary designated by the Participant, or, if no such beneficiary is so designated, the Participant's estate or any person who acquires the right to exercise the Option by reason of the Participant's death, shall be entitled (until the Expiration Date and subject to Sections 3 and 4) to exercise the Option to the extent not previously exercised.

        (b)  Permanent Disability.  If the Participant's employment with the
             --------------------
Company or any of its subsidiaries is terminated by reason of permanent disability, as determined by the Committee, the Option shall continue in effect in accordance with its terms, and the Participant shall be entitled (until the Expiration Date and subject to Sections 3 and 4) to exercise the Option to the extent not previously exercised.

        (c)  Voluntary or Involuntary Termination of Employment.  If the
             --------------------------------------------------
Participant's employment with the Company or any of its subsidiaries is voluntarily or involuntarily terminated for any reason other than as referred to in Sections 5(a), (b) or (d), the Participant shall be entitled, for a period of 90 days after such termination (but not after the Expiration Date), (i) to exercise the portion of the Option vested prior to the date of such termination to the extent not previously exercised or (ii) require that PIP Funding I repurchase the Option for the Investment Option Amount applicable to the unexercised portion thereof. Any such repurchase shall be effected within 7 business days after PIP Funding I receives a request therefor.

        (d)  Retirement.  If the Participant retires at normal retirement age
             ----------
or, with the consent of the Committee, retires at an earlier age, the Option shall continue in effect in accordance with its terms and the Participant shall be entitled (until the Expiration Date and subject to Sections 3 and 4) to exercise the Option to the extent not previously exercised.

        (e)  Other.  Following any termination of employment referred to in this
             -----
Section 5, the Participant (or another person specified in Section 5(a) if that Section is applicable) may not at any time transfer the unexercised portion of the Option unless the Company, in its sole discretion, requests that the unexercised portion of the Option be transferred to another eligible employee of the Company or a subsidiary of the Company under arrangements mutually satisfactory to the Participant (or such other person specified in Section 5(a)), the Company and the transferee.

         6.  Exercise.
             --------

        (a)  General.  The Option may be exercised by the Participant as a whole
             -------
or from time to time in part by completion and delivery to PIP Funding I of an exercise notice (together with any documents specified therein) in one of several forms to be prescribed by PIP Funding I depending on whether the Participant proposes to pay the Purchase Price for the Debentures being purchased in cash or by delivery of a secured recourse note or by application of the proceeds from a simultaneous conversion of Debentures into Convertible Preferred Stock and then into Common Stock and the sale of all or a portion of such Common Stock. Upon exercise of the Option the Participant will be required to pay to PIP Funding I an amount equal to the Purchase Price (i.e., $100,000 for each $105,264 principal amount of Option Debentures being purchased) plus interest, if any (which payment of interest may be in cash or by a short-term secured recourse note). If requested several days in advance of exercise of the Option, PIP Funding I will endeavor to ascertain and advise the Participant of the approximate amount of any interest to be paid upon such exercise and the next date on which the Option may be exercised without payment of interest. The communications in the preceding sentence may be oral or in writing.

        (b)  Delivery of Notes.  If payment of the Purchase Price and/or any
             -----------------
interest is to be made by delivery of a secured recourse note or notes, the Purchased Option Debentures will be retained by PIP Funding I as security for the payment of the notes. The notes shall be in such forms as shall be prescribed by PIP Funding I and shall require a pledge of such Debentures and the delivery to PIP Funding I of such other documents as it may require in connection therewith.

        (c)  Schedule.  Upon each exercise of the Option, the Participant will
             --------
be required to submit to PIP Funding I the Participant's copy of this

Investment Option Agreement for notation by PIP Funding I on the schedule annexed hereto of the principal amount of Option Debentures purchased, the date of exercise and the remaining principal amount of Option Debentures for which the Option may be exercised. When the Option has been fully exercised, the Participant's copy of this Investment Option Agreement will be marked cancelled. Upon any repurchase of the Option, the Participant will be required to deliver the Participant's copy of this Investment Option Agreement to PIP Funding I for similar marking.

         7.  Conversion.  Conversion of Debentures acquired by a Participant
             ----------
upon exercise of the Option shall be effected by completion and delivery to the Company of a conversion notice (together with the documents specified therein) in one of several forms to be prescribed by the Company depending on the manner of payment of the Purchase Price and the disposition to be made of the Convertible Preferred Stock issuable upon conversion of the Debentures and the Common Stock issuable upon conversion of the Convertible Preferred Stock.

         8.  Subordinated Guarantee of the Company.  The Company unconditionally
             -------------------------------------
and irrevocably guarantees that if PIP Funding I does not repay the investment Option Amount (including any premium with respect thereto) in connection with any repurchase of the Option required herein, the Company shall pay such amount as if the Company instead of PIP Funding I were the primary obligor for such amount under this Investment Option Agreement; provided, however, that this
                                               --------  -------
obligation of the Company is subordinated to the extent and in the manner provided in the Debentures as originally issued to PIP Funding I with regard to the Company's obligations under such Debentures, to the prior payment in full of all "Senior Debt" of the Company, as such term is defined in such Debentures.

         9.  Miscellaneous.
             -------------

        (a)  No Right to Continued Employment.  Neither
             --------------------------------
this Investment Option Agreement nor the Plan shall be construed as giving the Participant any right to be retained in the employ of the Company or any of its subsidiaries.

        (b)  Non-Transferability.  The Option is exercisable only by the
             -------------------
Participant during his or her lifetime and neither this Investment Option Agreement nor the Option may be sold, pledged, assigned, hypothecated or transferred in any manner other than by will or the laws of descent and distribution, except that they may be pledged as security for a loan to finance the Investment Option Amount or the Purchase Price under arrangements satisfactory to the Company or except as contemplated by Section 5(e). Upon exercise of the Option by the Participant, the purchased Debentures may be pledged, assigned, hypothecated or transferred, subject to compliance with applicable securities laws and delivery to the Company of a legal opinion satisfactory to the Company with respect to such compliance (except that the purchased Debentures may be pledged as security for any secured recourse notes delivered to PIP Funding I without the delivery of a legal opinion); provided,
                                                                     --------
however, that, concurrently with such sale, pledge, assignment, hypothecation or
-------
transfer, the Participant repays the outstanding balance of any secured recourse notes delivered by such Participant or the Company approves the assignment of the Participant's secured recourse notes to the transferee. Thereafter the Debentures shall be convertible only by the transferee.

        (c)  Tax Withholding.  The Company and its subsidiaries shall have the
             ---------------
right to require the Participant to remit to the Company, prior to the delivery of any certificate or certificates for Debentures, Convertible Preferred Stock or Common Stock or the payment of any money or other property, an amount sufficient to satisfy any Federal, state and/or local tax withholding requirements.

        (d)  Amendment.  This Investment Option Agreement may not be modified,
             ---------
amended or waived in any manner except by an instrument in writing signed by each of the parties hereto. The waiver by any party of compliance with any provision of this Investment Option Agreement by any other party shall not operate or be construed as a waiver of any other provision of this investment Option Agreement, or of any subsequent breach by such party of a provision of this Investment Option Agreement.

        (e)  Maintenance of an Office or Agency.  PIP Funding I will maintain an
             ----------------------------------
office or agency at the principal executive offices of the Company where this Investment Option Agreement may be submitted for exercise of the Option and where notices or demands to or upon PIP Funding I in respect hereof may be served. PIP Funding I will advise the Participant of any change in the location of such office or agency.

        (f)  Notices.  Except as otherwise provided herein, every notice or
             -------
other communication relating to this Investment Option Agreement shall be in writing, and shall be mailed or delivered to the party for whom it is intended at such address as may from time to time be designated by such party in a notice mailed or delivered to the other party as herein provided; provided, however,
                                                           --------  -------
that unless and until some other address shall be so designated, all notices or communications by the Company to the Participant may be given to the Participant personally or may be mailed to the address noted under the Participant's signature below.

        (g)  Headings.  The headings of paragraphs herein are included solely
             --------
for convenience of reference and shall not affect the meaning or interpretation of any of the provisions of this Investment Option Agreement.

        (h)  Governing Law.  This Investment Option Agreement is to be governed
             -------------
by and interpreted in accordance with the laws of the State of New York.

        (i)  Acknowledgment of Agency.  The parties hereto acknowledge that PIP
             ------------------------
Funding I is acting as agent on behalf of the Company and is issuing and selling the Option and the remarketed notes issued under the indenture referred to in Exhibit A hereto, and is acquiring, holding and transferring the Debentures, in its capacity as such pursuant to the terms of this Investment Option Agreement and the Plan.

          IN WITNESS WHEREOF, the parties hereto have executed this Investment Option Agreement as of the day and year first above written.

                                NATIONAL MEDICAL ENTERPRISES, INC.


                                By____________________________________________
                                  Title:     Senior Vice President
                                  Address:   11620 Wilshire Boulevard
                                             Los Angeles, CA  90025
                                             Attention:  Treasurer
                                             With a copy to: General Counsel




                                NME PIP FUNDING I, INC.


                                By______________________________________________
                                  Title:     President
                                  Address:   11620 Wilshire Boulevard
                                             Los Angeles, CA  90025
                                             Attention:  Treasurer



                                ________________________________________________
                                Participant
                                Address:



                                ________________________________________________
                                Social Security or Tax I.D. Number

                                                                        Schedule
                                                                        --------


                           Record of Option Exercises
                           --------------------------

         Principal Amount            Remaining
          of Debentures           Principal Amount
         Purchased Pursuant          of Debentures             Notation
Date         to Option            Subject to Option            Made By
----    --------------------      ------------------          ----------

________________________________________________________________________


________________________________________________________________________


________________________________________________________________________


________________________________________________________________________

                                                                       Exhibit A
                                                                       ---------



        For the purposes of Section 3(b) the term "Accelerated Vesting Event" shall mean any of the following:

               (i) Any "Designated Event" (as such term is defined below) not approved in advance by the Board of Directors of the Company or any "Call Event" or any "Acceleration Event", as such terms are defined below;

               (ii) During any period of two consecutive years (not including any period prior to the execution of this Investment Option Agreement), individuals who at the beginning of such period constituted the Board of Directors of the Company and any new directors, whose election by the Board of Directors of the Company or nomination for election by the Company's stockholders was approved by a vote of at least a majority of the directors then still in office who either were directors at the beginning of the period, or whose election or nomination for election was previously so approved, cease to constitute a majority thereof; and

               (iii) Any determination by the Board of Directors of the Company, in its sole and absolute discretion, that there has occurred a change in control of the Company.

        For the purposes of (i) above and the definition of "Acquiring Person" below, any transaction not approved in advance by the Board of Directors of the Company is a transaction which has not obtained the concurrence of a majority of Continuing Directors, where "Continuing Director" shall mean any member of the Board of Directors of the Company (while such person is a member of the Board of Directors of the Company) who is not an Acquiring Person (as defined below) or an Affiliate (as defined below) or Associate (as defined below) of an Acquiring Person, or a representative of an Acquiring Person or of any such Affiliate or Associate, and who either (i) was a member of the Board of Directors of the Company prior to the time that any person became an Acquiring Person or (ii) became a member of the Board of Directors of the Company subsequent to the time that any person became an Acquiring Person, if such person's nomination for election or election to the Board of Directors of the Company was recommended or approved by a majority of the Continuing Directors then in office and "Acquiring Person" shall mean any person who or which, together with all Affiliates and Associates of such Person, shall Beneficially Own a number of shares of voting stock having in the aggregate 20% or more of the general voting power of the Company, but shall not include (i) the Company, (ii) any subsidiary of the Company, (iii) any employee benefit plan or employee stock plan of the Company or of any subsidiary of the Company or any person organized, appointed, established or holding voting stock by, for or pursuant to, the terms of any such plan, and (iv) any person who acquires a number of shares of voting stock having in the aggregate 20% or more of the general voting power of the Company in connection with a transaction or series of transactions approved prior to such transaction or transactions by the Board of Directors of the Company. "Affiliate" and "Associate" shall have the respective meanings ascribed to such terms in Rule 12b-2 of the General Rules and Regulations under the Securities Exchange Act of 1934, as in effect as of the date of the Indenture referred to below.

        A person shall be deemed to "Beneficially Own" any securities of the Company in accordance with Section 13 of the Securities Exchange Act of 1934 and the Rules of the Securities and Exchange Commission thereunder (including Rule 13d-3, Rule 13d-5 or any successor provisions); provided, however, that a person
                                                --------  -------
shall be deemed to Beneficially Own all securities that any such person has the right to acquire, whether such right is exercisable immediately or only after the passage of time and without regard to the 60-day limitation referred to in Rule 13d-3.

        For the purposes of (i) above, the terms "Designated Event", "Call Event" and "Acceleration Event" shall have the following meanings:

        I.      "Designated Event" means any one or more of the following events
                 ----------------
which shall occur subsequent to the date of the issuance by PIP Funding I of its Remarketed Notes (the "Notes") pursuant to the Indenture dated as of March 15, 1989 among the Company, PIP Funding I and Bankers Trust Company, as Trustee (the "Indenture"):

        (A) (1) the Company shall consolidate with or merge into any other corporation or convey, transfer or lease all or substantially all of its assets to any person (other than a wholly owned direct or indirect subsidiary of the Company), or (2) any corporation shall consolidate with or merge into the Company, in either event pursuant to a transaction in which any common stock of the Company outstanding immediately prior to the effectiveness thereof is changed into or exchanged for cash, securities or other property.

        (B) any person (other than the Company or any direct or indirect subsidiary of the Company or any employee benefit plan or employee stock plan of the Company or of any direct or indirect subsidiary of the Company or any person organized, appointed, established or holding voting securities by, for or pursuant to, the terms of any such plan) shall purchase or otherwise acquire, directly or indirectly, Beneficial Ownership of securities of the Company and, as a result of such purchase or acquisition, such person (together with its "Associates" and "Affiliates') shall directly or indirectly Beneficially Own in the aggregate (1) twenty percent (20%) or more of the common stock of the Company, or (2) securities representing twenty percent (20%) or more of the combined voting power of the Company's voting securities, in each case under clause (1) or (2) outstanding on the date immediately prior to the date of such purchase or acquisition (or, if there be more than one, the last such purchase or acquisition); or

        (C) on any day (a "Calculation Date") (1) the Company shall make any distribution or distributions of cash, securities or other property (other than regular periodic cash dividends at a rate which is substantially consistent with past practice and other than common stock, or rights to acquire common stock or preferred stock substantially equivalent to common stock) to holders of capital stock, whether by means of dividend, reclassification, recapitalization or otherwise, or (2) the Company or any direct or indirect subsidiary of the Company shall purchase or otherwise acquire, directly or indirectly, Beneficial Ownership of capital stock of the Company; and the sum of the Designated Percentages of all such distributions, purchases and acquisitions which have occurred an the Calculation Date and during the 365-day period immediately preceding the Calculation Date shall equal or exceed thirty percent (30%).

        "Designated Percentage" means (1) in the case of each distribution
         ---------------------
referred to in clause (C) of the definition of Designated Event, the percentage determined as of the Calculation Date (as such term is defined in the definition of Designated Event) of each such distribution by dividing the aggregate fair market value (as determined in good faith by the Board of Directors of the Company, whose determination shall be conclusive) of such distribution, by the fair market value (based on the Current market Price) of all of the shares of capital stock of the Company outstanding on the day immediately prior to such Calculation Date, and (2) in the case of each purchase or acquisition referred to in clause (C) of the definition of Designated Event, the percentage determined as of the Calculation Date of each such purchase or acquisition by dividing-all amounts expended by the Company and its direct or indirect subsidiaries (the amount expended, if other than in cash, to be determined in good faith by the Board of Directors of the Company, whose determination shall be conclusive) in connection with the purchase or acquisition of any shares of any class of capital stock of the Company by the fair market value (based on the Current Market Price) of all of the shares of capital stock of the Company outstanding on the day immediately prior to such Calculation Date.

        "Current Market Price" means the average of the daily closing prices
         --------------------
(or, if none, the average of the last daily bid and asked prices) of the applicable class of capital stock as quoted by the Primary securities exchange on which such stock is traded, or, if none, the primary interdealer quotation system which reports quotations for such stock, for the trading days during the period of 90 consecutive calendar days ending on the day immediately prior to the Calculation Date.

        II.     A "Call Event" shall have occurred in the event that both (A) a
                   ----------
Designated Event occurs on or before April 3, 1996 and (B) on any date which occurs during the period commencing 120 days prior to the public disclosure of the occurrence of such Designated Event and ending 120 days after such public disclosure, the rating of the Notes is downgraded to lower than BBB- by Standard & Poor's Corporation and its successors or lower than Baa3 by Moody's investors Service, Inc. and its successors, and if such downgrading occurs prior to such public disclosure, the rating assigned by S&P or Moody's on the date of such public disclosure remains lower than BBB- or lower than Baa3, respectively.

        III.    An "Acceleration Event" shall have occurred if both (i) an
                    ------------------
"Event of Default" with respect to the Notes has occurred and is continuing and
(ii) the Trustee under the Indenture or the holders of the requisite percentage of the Notes shall have declared the principal of all the Notes to be due and payable immediately .

        "Event of Default" means any one of the following events (whatever the
         ----------------
reason for such Event of Default and whether it shall be voluntary or involuntary or be effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body):

                (1) default in the payment of any interest upon any Note when it becomes due and payable and the continuance of such default for a period of five days; or

                (2) default in the payment of the principal on any Note at its maturity; or

                (3) failure by PIP Funding I to redeem any Notes that are subject to mandatory redemption pursuant to the Indenture; or

                (4) default in the performance, or breach, of any covenant of PIP Funding I or the Company contained in Article Eight or Section 10.8 of the indenture; or

                (5) default in the performance or breach of any covenant of PIP Funding I or the Company contained in the indenture or in the Notes (other than

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                                     -5-

        a default or breach which results specifically in an Event of Default under a clause of this definition other than this clause (5)), and continuance of such default or breach for a period of 30 days after there has been given, by registered or certified mail, to PIP Funding I by the Trustee under the Indenture or to PIP Funding I and such Trustee by the holders of at least 25% in principal amount of the outstanding Notes, a written notice specifying such default or breach and requiring it to be remedied and stating that such notice is a "Notice of Default" under the Indenture; or

                (6) PIP Funding I or the Company pursuant to or within the meaning of any bankruptcy law:

                     (A)  commences a voluntary case,

                     (B) consents to the entry of an order for relief against it in an involuntary case,

                     (C) consents to the appointment of a custodian of it or for all or substantially all of its property, or

                     (D) makes a general assignment for the benefit of its creditors; or

                (7) a court of competent jurisdiction enters an order or decree under any bankruptcy law that:

                     (A) is for relief against PIP Funding I or the Company in an involuntary case and such order or decree shall continue for a period of 60 days undismissed, undischarged or unbonded,

                     (B) appoints a custodian of PIP Funding I or the Company or for all or substantially all of its property and such order or decree shall continue for a period of 60 days undismissed, undischarged or unbonded, or

                     (C) orders the liquidation of PIP Funding I or the Company and such order remains unstayed and in effect for a period of 60 days undismissed, undischarged or unbonded.